Exhibit 99.1

Financial Statements

Graphic Sciences, Inc.

September 30, 2019 and 2018

To the Board of Directors and Shareholders

Graphic Sciences, Inc.

Madison Heights, Michigan

Independent Auditor’s Report

We have audited the accompanying financial statements of Graphic Sciences, Inc., which comprise the balance sheets as of September 30, 2019 and 2018, and the related statements of operations and accumulated earnings (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphic Sciences, Inc. as of September 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Columbus, Ohio

May 11, 2020

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Graphic Sciences, INC.

Balance Sheets

September 30, 2019 and 2018

	2019	2018

ASSETS
Current Assets
Cash	$63,122	$110,708
Accounts receivable	747,773	684,985
Accounts receivable - unbilled	244,830	155,381
Other receivable	50,898	-
Employee advances	11,238	8,114
Parts and supplies, net	95,104	134,108
Prepaid expenses	103,677	141,056
Total current assets	1,316,642	1,234,352

Property and Equipment, at cost
Leasehold improvements	66,038	38,833
Office equipment	641,966	624,282
Production equipment	1,514,864	1,467,972
	2,222,868	2,131,087
Accumulated depreciation	(1,450,105)	(1,325,490)
Total property and equipment	772,763	805,597

Other Assets	16,779	33,479

TOTAL ASSETS	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

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Graphic Sciences, INC.

Balance Sheets (continued)

September 30, 2019 and 2018

	2019	2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$545,615
Current portion of capital lease obligations	68,532	83,494
Accounts payable	83,036	150,071
Accrued compensation	221,088	137,710
Other accrued expenses	101,028	115,346
Accrued interest - shareholders	290,595	357,435
Deferred revenue	66,306	138,494
Total current liabilities	830,585	1,528,165

Noncurrent Liabilities
Deferred income taxes	157,600	-
Capital lease obligations, net of current portion	211,212	280,365
Notes payable - shareholders	556,401	556,401
Total liabilities	1,755,798	2,364,931

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Accumulated earnings (deficit)	325,386	(316,503)
Total shareholders’ equity (deficit)	350,386	(291,503)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

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Graphic Sciences, INc.

Statements of Operations and Accumulated Earnings (Deficit)

For the Years Ended September 30, 2019 and 2018

	2019	2018

Sales	$6,710,309	$5,356,430

Cost of Sales	3,394,040	3,477,929

Gross profit	3,316,269	1,878,501

Selling, General and Administrative Expenses	2,273,511	1,781,266

Operating income	1,042,758	97,235

Other Expense, net	(186,604)	(141,627)

Income (Loss) Before Income Taxes	856,154	(44,392)

Income Taxes Provision (Benefit)	214,265	(1,300)

Net Income (Loss)	641,889	(43,092)

Accumulated Deficit - Beginning of Year	(316,503)	(273,411)
Accumulated Earnings (Deficit) - End of Year	$325,386	$(316,503)

The accompanying notes are an integral part of the financial statements.

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Graphic Sciences, INc.

Statements of Cash Flows

For the Years Ended September 30, 2019 and 2018

	2019	2018

Cash Flow from Operating Activities
Net income (loss)	$641,889	$(43,092)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	124,615	97,227
Gain on sale of property and equipment	-	(5,593)
Deferred income taxes	157,600	(1,300)
Changes in operating assets and liabilities:
Accounts receivable	(62,788)	(111,718)
Accounts receivable - unbilled	(89,449)	72,692
Other receivable	(50,898)	-
Employee advances	(3,124)	6,444
Inventories	39,004	19,225
Prepaid expenses	37,379	3,939
Other assets	16,700	(12,279)
Accounts payable	(67,035)	(42,773)
Accrued compensation	83,378	(22,062)
Other accrued expenses	(14,318)	(11,376)
Accrued interest - shareholders	(66,840)	58,000
Deferred revenue	(72,188)	(25,285)
Total adjustments	32,036	25,141
Net cash flow provided by (used in) operating activities	673,925	(17,951)

Cash Flow from Investing Activities
Acquisition of property and equipment	(91,781)	(25,676)
Proceeds from sale of property and equipment	-	12,645
Net cash used in investing activities	(91,781)	(13,031)

Cash Flow from Financing Activities
Net (repayments) borrowings on line of credit	(545,615)	109,972
Payments on notes payable - shareholders	(15,707)	(28,564)
Payments on capital lease obligations	(68,408)	(24,957)
Net cash (used in) provided by financing activities	(629,730)	56,451

Net (decrease) increase in cash	(47,586)	25,469

Cash - Beginning of Year	110,708	85,239
Cash - End of Year	$63,122	$110,708

Noncash Investing and Financing Activity
Equipment acquired under capital lease obligation	$-	$338,200

Supplemental Financial Information
Interest paid	$226,077	$89,606
Taxes paid	$7,000	-

The accompanying notes are an integral part of the financial statements.

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At September 30, 2019 and 2018, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $30,000 and $12,000 at September 30, 2019 and 2018, respectively.

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense of property and equipment was approximately $124,600 and $97,200 for the years ended September 30, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as prepaid or deferred rent on the accompanying balance sheets.

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of September 30, 2019 are as follows:

2019

2020	$86,399
2021	80,130
2022	80,130
2023	73,452

Total minimum lease payments	320,111
Less: amount representing interest (at 7% per annum)	(40,367)

Present value of net minimum lease payments	279,744
Less: current maturities of capital lease obligations	(68,532)

Long-term capital lease obligations	$211,212

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $68,000 for each the years ended September 30, 2019 and 2018. Accrued interest on these notes payable totaled approximately $291,000 and $357,000 at September 30, 2019 and 2018, respectively, and was included in accrued interest related party on the accompanying balance sheet. The debt is classified as long-term in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheets are as follows at September 30:

	2019	2018

Deferred tax assets:
Accrued rent	$11,200	$5,900
Net operating loss carryforward	2,600	120,100
Section 179 depreciation carryforward	-	73,300
Total deferred tax assets	13,800	199,300

Deferred tax liability:
Excess of tax over financial reporting
depreciation	(171,400)	(178,100)

Net deferred tax (liabilities) assets	$(157,600)	$21,200

Deferred tax assets are shown in other noncurrent assets on accompanying balance sheets.

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to non-deductible expenses and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

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GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$731,000
2021	719,000
2022	594,000
2023	595,000
2024	565,000
Thereafter	1,047,000

Total	$4,251,000

Total lease expense amounted to approximately $736,000 and $556,000 for the years ended September 30, 2019 and 2018, respectively.

Included in other accrued expenses, at September 30, 2018, is approximately $80,000, due to a related entity for payments due on an expired lease.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the years ended September 30, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 73% and 63% of sales during the year ended September 30, 2019 and 2018, respectively. At September 30, 2019 and 2018, the Company had one customer who accounted for approximately 77% and 72% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

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